UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            April 26, 2019

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2019, Palm Coast Data Holdco, Inc. (“Seller”), a wholly owned indirect subsidiary of AMREP Corporation (“AMREP”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with Studio Membership Services, LLC (“Buyer”). The closing of the transactions contemplated by the Purchase Agreement occurred on April 26, 2019 (the “Closing Date”).

Pursuant to the Purchase Agreement, Buyer acquired AMREP’s fulfillment services business through the purchase from Seller of all of the membership interests (the “Membership Interests”) of Palm Coast Data LLC (“PCDLLC”) (which owns all of the membership interests of FulCircle Media, LLC) and Media Data Resources, LLC (PCDLLC, FulCircle Media, LLC and Media Data Resources, LLC are collectively referred to herein as the “Company Group”).

The purchase price for the Membership Interests was $1.0 million, which was paid by Buyer to Seller on the Closing Date. In addition, (1) during the period from February 1, 2019 through the Closing Date, the Company Group distributed to Seller and its affiliates (not including the Company Group) $3.1 million of cash and (2) substantially all of the intercompany amounts of the Company Group due to or from AMREP and its direct and indirect subsidiaries (not including the Company Group) were eliminated through offsets, releases and capital contributions. Buyer and Seller provided customary indemnifications under the Purchase Agreement and provided each other with customary representations, warranties and covenants.

In connection with the Purchase Agreement, PCDLLC entered into two triple net lease agreements, each dated as of the Closing Date (each, a “Lease Agreement” and, together, the “Lease Agreements”), pursuant to which PCDLLC has agreed to lease (1) from Two Commerce LLC (“TC”), a subsidiary of AMREP, a 61,000 square foot facility located in Palm Coast, Florida, and (2) from Commerce Blvd Holdings, LLC (“CBH”), a subsidiary of AMREP, an approximately 143,000 square foot facility in Palm Coast, Florida.

Pursuant to each Lease Agreement, all structural, mechanical, maintenance and other costs associated with the applicable facility being leased are the responsibility of PCDLLC. The term of each Lease Agreement is 10 years. At the option of PCDLLC, the expiration date of each Lease Agreement may be accelerated (1) to the date PCDLLC pays the applicable landlord an amount equal to the present value of all future rent calculated as of the proposed expiration date or (2) to a date within 30 days after the sixth anniversary of the Closing Date if PCDLLC pays the applicable landlord an amount equal to 90% of the present value of all future rent calculated as of the proposed expiration date. Pursuant to the Lease Agreements, PCDLLC will pay to TC and CBH the aggregate annual rent set forth below, which is payable in equal monthly installments in each of the applicable years, subject to a waiver of the payment of rent attributable to the month of May 2019.

Year	Aggregate Annual Rent under Both Lease Agreements
1	$1,900,000
2	$1,941,500
3	$1,985,328
4	$2,041,564
5	$2,105,294
6	$2,181,604
7	$2,260,585
8	$2,342,331
9	$2,426,937
10	$2,514,505

In connection with the transactions contemplated by the Purchase Agreement, AMREP and its direct and indirect subsidiaries (not including the Company Group) retained their obligations under AMREP’s defined benefit pension plan following the Closing Date. The transactions contemplated by the Purchase Agreement and the associated work force reduction with respect to AMREP and its direct and indirect subsidiaries (not including the Company Group) resulted in the acceleration of the funding of approximately $5.2 million of accrued pension-related obligations to AMREP’s defined benefit pension plan pursuant to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations thereunder.  AMREP will timely notify the Pension Benefit Guaranty Corporation of the transactions contemplated by the Purchase Agreement and, as permitted by ERISA, make an election to satisfy this accelerated funding obligation over a period of seven years.

Following the Closing Date, AMREP and its remaining subsidiaries have 11 employees focused on real estate acquisition, development, construction and related services.

The foregoing description of the Purchase Agreement and Lease Agreements are summaries only and are qualified in all respects by the provisions of such documents, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the Closing Date, Rory Burke was the chief executive officer and president of PCDLLC and FulCircle Media, LLC and was a named executive officer of AMREP. In connection with the closing of the transactions contemplated by the Purchase Agreement, effective as of the Closing Date, Mr. Burke ceased to be a named executive officer of AMREP.

Item 8.01 Other Events.

In accordance with the Change in Control Agreement, dated March 5, 2014, between PCDLLC, Mr. Burke and, for certain limited purposes, AMREP and as a result of the transactions contemplated by the Purchase Agreement, 2,000 restricted shares of AMREP’s common stock issued pursuant to the Restricted Stock Award Agreement, dated June 21, 2017, between AMREP and Mr. Burke vested as of the Closing Date and 2,700 restricted shares of AMREP’s common stock issued pursuant to the Restricted Stock Award Agreement, dated July 10, 2018, between AMREP and Mr. Burke vested as of the Closing Date.

On April 26, 2019, AMREP issued a press release announcing the Purchase Agreement and transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information of AMREP as adjusted to give effect to the transactions contemplated by the Purchase Agreement is presented in the unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

10.1	Membership Interest Purchase Agreement, dated as of April 26, 2019, between Studio Membership Services, LLC and Palm Coast Data Holdco, Inc.

10.2	Lease Agreement, dated as of April 26, 2019, made by Palm Coast Data LLC and Two Commerce LLC.

10.3	Lease Agreement, dated as of April 26, 2019, made by Palm Coast Data LLC and Commerce Blvd Holdings, LLC.

99.1	Press Release, dated April 26, 2019, issued by AMREP Corporation.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of AMREP Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: April 26, 2019	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Membership Interest Purchase Agreement, dated as of April 26, 2019, between Studio Membership Services, LLC and Palm Coast Data Holdco, Inc.

10.2	Lease Agreement, dated as of April 26, 2019, made by Palm Coast Data LLC and Two Commerce LLC.

10.3	Lease Agreement, dated as of April 26, 2019, made by Palm Coast Data LLC and Commerce Blvd Holdings, LLC.

99.1	Press Release, dated April 26, 2019, issued by AMREP Corporation.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of AMREP Corporation.